NOTICE OF ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
        NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of
AmVestors Financial Corporation will be held at 10:00 a.m. on May 15, 1997, at the Kansas City Airport Marriott Hotel, 775 Brasilia Avenue, Kansas City, Missouri 64153 for the following purposes:
            A.To elect three (3) Class I directors to serve until their terms expire or until their successors shall be
                elected and qualify;
            B.To ratify the selection of independent public accountants; and C.To act upon any other matters that may come before the meeting or any adjournment thereof.
        The Board of Directors has fixed the close of business on March 26, 1997, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.
        You are cordially invited to attend the meeting. Even in the event that you plan to attend, you are respectfully requested to sign, date and return the enclosed proxy.

                                     By Order of the Board of Directors


                                     LYNN F. HAMMES, Secretary

Dated: March 31, 1997
Topeka, Kansas
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        AMVESTORS FINANCIAL CORPORATION
                 555 SOUTH KANSAS AVENUE, TOPEKA, KANSAS 66603
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 15, 1997
        This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of AmVestors Financial Corporation (hereinafter referred to as "AmVestors" or the "Company"), the parent company of American Investors Life Insurance Company, Inc. ("American"), American Investors Sales Group, Inc. ("AISG"), AmVestors Investment Group, Inc. ("AMVIG"), AmVestors Acquisition Subsidiary, Inc., AmVestors CBO II, Inc., Financial Benefit Life Insurance Company ("Financial Benefit"), Annuity International Marketing Corporation ("AIMCOR"), The Insurance Mart, Inc. (TIM), and Rainbow Card Pack Publications, Inc. ("Rainbow"), to be used in voting at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on May 15, 1997, at the Kansas City Airport Marriott Hotel, 775 Brasilia Avenue, Kansas City, Missouri 64153. The approximate date on which the proxy materials for the 1997 Annual Meeting of Stockholders are being mailed to stockholders of record is March 31, 1997.
        A person giving the enclosed proxy has the power to revoke it at any time before it is voted by notifying the Secretary of the Company in writing, by submitting a later-dated proxy or by voting in person at the meeting. Giving the proxy will not in any way affect the stockholder's right to attend the annual meeting and vote in person. The cost of this solicitation will be borne by the Company and may be conducted by mail, in person, or by telephone by employees of the Company. Such employees will receive no additional compensation for their participation in the solicitation of proxies on behalf of the Board of Directors. The Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of approximately $6,000.00 plus out-of-pocket expenses.
        Stockholders of record at the close of business on March 26, 1997, will be entitled to notice of and to vote at the meeting. On the record date, there were 13,249,115 issued and outstanding shares of AmVestors Common Stock ("Common Stock"), no par value per share. A majority of the total issued and outstanding shares entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes, abstentions and withhold authority votes all count for the purpose of determining a quorum. Shares as to which a stockholder abstains are considered shares entitled to vote on the applicable proposal and are included in determining whether such proposal is approved (i.e., an abstention would have the effect of a vote against the applicable proposal). On the other hand, broker non-votes are not considered shares entitled to vote on the applicable proposal and are not included in determining whether such proposal is approved (i.e. a broker non-vote would have no effect on the outcome of a vote on the applicable proposal). Stockholders of record are entitled to one vote per share upon all matters presented at the meeting, with the exception of the election of directors. Stockholders have cumulative voting rights with respect to the election of directors. Each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares held by him multiplied by the number of directors to be elected, and each stockholder may cast the whole number of votes for one candidate or may divide his votes among the three candidates in any manner the stockholder may determine. There are no conditions precedent to the exercise of such rights.
        The shares covered by any properly executed proxy received by the Board of Directors prior to the meeting will be voted as the stockholder specifies; HOWEVER, IF ANY SUCH PROXY FAILS TO SPECIFY HOW IT WILL BE VOTED IN THE ELECTION OF DIRECTORS OR ON ANY PROPOSAL, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS LISTED THEREON. IN THE DISCRETION OF THE HOLDER OF THE PROXY, VOTES FOR THE ELECTION OF DIRECTORS MAY BE CUMULATED IN THE MANNER THAT THE HOLDER OF THE PROXY DETERMINES. As to any other matter of business which is properly brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the holder of the proxy; however, the Board of Directors does not know of any such other matters of business as of the date of mailing the proxy materials.
        Proposals for the 1998 Annual Meeting of the Company must be submitted in writing by qualified stockholders on or before December 2, 1997.
        ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE, EXECUTE AND RETURN THE ENCLOSED FORM OF PROXY.
        2

PRINCIPAL HOLDERS OF VOTING SECURITIES
        The following table sets forth information based upon the records of the Company and filings with the Securities and Exchange Commission as of March 26, 1997, with respect to all persons who were known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock (the only class of voting securities outstanding):


                                                                        AGGREGATE
                                                                  AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP       PERCENT OF CLASS
_________________________________        ______________________    __________________
Heartland Advisors, Inc.                      882,206 (1)                    6.7%
790 North Milwaukee Street
Milwaukee, WI 53202
Dimensional Fund Advisors, Inc.               726,255 (2)                    5.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1) Heartland Advisors, Inc. has sole voting power over 849,906 shares of AmVestors common stock and sole dispositive power over 882,206 shares of AmVestors common stock.
(2)Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 726,255 shares of AmVestors Financial Corporation stock as of December 31, 1996, all of which shares are held in portfolios of DFAInvestment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFAGroup Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power over 469,948 shares of AmVestors common stock and sole dispositive power over 726,255 shares of AmVestors common stock.
SECURITIES OWNED BY MANAGEMENT
        The following table sets forth, as of March 26, 1997, information with respect to the beneficial ownership of the Company's Common Stock (the only class of voting securities outstanding) by each director, each nominee, each executive officer named in the Summary Compensation Table below, and by all directors, nominees and officers as a group:


                                                                                  AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                                        BENEFICIAL OWNERSHIP <F1>      PERCENT OF CLASS
_____________________________                                                  __________________________    _______________
Janis L. Andersen, Director                                                          24,944 <F2>                    *
Robert G. Billings, Director                                                         12,027 <F3>                    *
Jack H. Brier, Director                                                              10,278 <F4>                    *
Frank T. Crohn, Chairman of the Board of Financial Benefit and Director
     of the Company                                                                 543,296 <F5>                    4.1%
Thomas M. Fogt, Executive Vice President of the Company                              14,602 <F6>                    *
Lynn F. Hammes, Executive Vice President, Secretary &
     Treasurer of the Company                                                        64,549 <F7>                    *
Mark V. Heitz, President, General Counsel and Director of the Company               266,216 <F8>                    2.0%
Ralph W. Laster, Jr., Chairman, Chief Executive Officer and
     Director of the Company                                                        346,064 <F9>                    2.6%
R. Rex Lee, M.D., Director                                                           70,073 <F10>                   *
Robert R. Lee, II, Director                                                          12,282 <F11>                   *
Jack R. Manning, Director                                                             2,471 <F12>                   *
John F.X. Mannion, Director                                                           5,092 <F13>                   *
Robert T. McElroy, M.D., Director                                                    52,465 <F14>                   *
James V. O'Donnell, Director                                                          4,500 <F15>                   *
Timothy S. Reimer, Chief Investment Officer of the Company                          110,137 <F16>                   *
Donna J. Rubertone, President and Chief Operating  Officer
     of Financial Benefit                                                           117,653 <F17>                   *
James R. Stanley, Executive Vice President of the Company                            80,735 <F18>                   *
All officers and directors as a
group (17 persons)                                                               1,737,384                        12.2%
*Less than one percent (1%)
3

<F1> Directors and Officers have sole voting and investment powers of the shares shown unless held under options or otherwise indicated below.
<F2> Includes 7,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F3> Includes 7,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F4> Includes 1,600 shares owned by Brier Development Company, Inc. Mr. Brier is the president and sole shareholder of Brier Development Company, Inc. Also includes 3,500 shares which may be acquired upon the exercise of options which are currently exercisable.
<F5> Includes 18,724 shares owned by Mr. Crohn's spouse and warrants owned by
Mr. Crohn's spouse to acquire an additional 4,566 shares. Mr. Crohn disclaims any beneficial interest in these shares and warrants. Includes 35,703 shares allocated and held in trust under the Company's ESOPs. Includes 157,661 shares which may be acquired upon the exercise of options and warrants which are currently exercisable, in addition to the warrants held by Mr. Crohn's spouse.
<F6> Includes 716 shares owned by the Thomas M. Fogt Revocable Trust and 716 shares owned by the Janice A. Fogt Revocable Trust. Mr. Fogt serves as the co-trustee of both trusts. Also includes 2,170 shares allocated and held in trust under the Company's Employee Stock Ownership Plan (ESOP).
<F7> Includes 6,783 shares allocated and held in trust under the Company's
ESOP. Also includes 50,266 shares which may be acquired upon the exercise of options which are currently exercisable.
<F8> Includes 10,499 shares allocated and held in trust under the Company's
ESOP. Also includes 246,176 shares which may be acquired upon the exercise of options which are currently exercisable.
<F9> Includes 12,169 shares allocated and held in trust under the Company's
ESOP. Also includes 293,498 shares which may be acquired upon exercise of options which are currently exercisable.
<F10> Includes 583 shares allocated and held in trust under the Company's
ESOP. Also includes 42,271 shares which may be acquired upon the exercise of options which are currently exercisable.
<F11> Includes 7,000 shares which may be acquired upon the exercise of options which are currently exercisable.
<F12> Includes 471 shares which may be acquired upon the exercise of warrants which are currently exercisable.
<F13> Includes 998 shares which may be acquired upon the exercise of options and warrants which are currently exercisable.
Mr. Mannion is Chairman of the Board and Chief Executive Officer of Unity Mutual Life Insurance Company. As of March 18, 1997, Unity Mutual owned 9,634 shares and warrants to acquire an additional 12,658 shares. Mr. Mannion disclaims any beneficial interest in the shares owned by Unity Mutual.
<F14> Includes 1,340 shares owned by Dr. McElroy's spouse. Also includes 3,500 shares which may be acquired upon exercise of options which are currently exercisable.
<F15> Includes 3,500 shares which may be acquired upon the exercise of options which are currently exercisable.
<F16> Includes 7,545 shares allocated and held in trust under the Company's
ESOPs. Also includes 88,936 shares which may be acquired upon the exercise of options which are currently exercisable.
<F17> Includes 28,344 shares allocated and held in trust under the Company's
ESOP. Includes 13,114 shares which may be acquired upon the exercise of warrants which are currently exercisable and 50,000 shares which may be acquired upon exercise of options which are currently exercisable.
<F18> Includes 11,799 shares allocated and held in trust under the Company's
ESOP. Also includes 68,936 shares which may be acquired upon exercise of options which are currently exercisable.

PROPOSAL A
ELECTION OF DIRECTORS
        The Company's Articles of Incorporation provide that the members of the AmVestors Financial Corporation Board of Directors (the "Board") shall be divided into three classes, as nearly equal in number as possible, each of which is to serve for three years, one class being elected each year. The terms of the directors in Class I expire with this Annual Meeting.
        Unless otherwise directed, the shares represented by properly executed proxies received prior to the vote on the election of directors will be cast for the three nominees listed below. If any nominee becomes unavailable for any reason, or if a vacancy on the Board of Directors should occur before the election (which events are not anticipated), the shares represented by proxies may be voted for such other person as may be determined by the holder of such proxies.
        The following information is provided for the nominees for the Class I directors and for the Class II and Class III directors whose terms in office are continuing:
        4

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

                                                              PRINCIPAL                       DIRECTOR              TERM TO
           NAME                      AGE                     OCCUPATION                          SINCE                 EXPIRE
      ______________________        _______         ___________________________            ______________         ___________
Janis L. Andersen                      43      Self-Employed Public Relations
                                                Marketing Consultant                               1986                  1997
Mark V. Heitz                          44      President and General Counsel of
                                                AmVestors Financial Corporation                    1986                  1997
Robert T. McElroy, M.D.                61      Physician and Surgeon                               1994                  1997

CONTINUING DIRECTORS WHOSE TERMS ARE NOT EXPIRING
                                                              PRINCIPAL                          DIRECTOR              TERM TO
                NAME                  AGE                     OCCUPATION                          SINCE                 EXPIRE
      ______________________        _______         _____________________________             ______________         ___________
Robert G. Billings                     60       President, Alvamar, Inc.                            1986                  1998
Jack H. Brier                          50       President, Brier Development
                                                Company, Inc.                                      1994                  1998
Robert R. Lee, II                      39       Attorney, Wilson, Lee & Gurney                      1992                  1998
John F.X. Mannion                      64       Chairman of the Board and Chief
                                                Executive
                                                Officer of Unity Mutual Life
                                                Insurance
                                                Company                                            1996                  1998

Ralph W. Laster, Jr.                   45      Chairman of the Board and Chief
                                                Executive Officer of AmVestors
                                                Financial Corporation                              1986                  1999
R. Rex Lee, M.D.                       67      Physician and Surgeon                               1986                  1999
James V. O'Donnell                     46      President, Bush-O'Donnell and
                                                Company, Inc.                                      1994                  1999
Frank T. Crohn                         72      Chairman of the Board, Financial
                                                Benefit
                                                Life Insurance Company                             1996                  1999

NOMINEES
        Janis L. Andersen has served on the Board of AmVestors since its inception in 1986. She also serves as a director of American and AmVestors Acquisition Subsidiary, Inc. Ms. Andersen is a self-employed public relations and marketing consultant.
        Mark V. Heitz currently serves as President and General Counsel of AmVestors; Chairman and General Counsel of American; President and Chief Executive Officer of AISG and President and General Counsel of AmVestors Acquisition Subsidiary, Inc. He has served as a director of the Company, American and AISG since 1986. He is also currently a member of the Boards of AMVIG, AmVestors Acquisition Subsidiary, Inc., Financial Benefit, AIMCOR, TIM and Rainbow.
        Robert T. McElroy, M.D. was appointed to the Board of AmVestors on March 24, 1994. He also serves as a director of American and AmVestors Acquisition Subsidiary, Inc. Dr. McElroy is a self-employed physician and surgeon in Topeka, Kansas.
CONTINUING DIRECTORS
        Robert G. Billings is President of Alvamar, Inc., a real estate development company. He has served on AmVestors' Board since 1986 and has been a director of American since 1982. Mr. Billings also serves on the Board of AMVIG and AmVestors Acquisition Subsidiary, Inc.
        Jack H. Brier was appointed to the Board of AmVestors on March 24, 1994. He also serves on the Boards of AMVIG and AmVestors Acquisition Subsidiary, Inc. Mr. Brier served as a member of the Board of Trustees of the Kansas Public Employees Retirement System from 1990 to 1992. He is also a member of the Board of Columbian National Title Insurance Company. Mr. Brier is currently the President of Brier Development Company, Inc. in Topeka, Kansas.
        Robert R. Lee, II has been engaged in the private practice of law in Wichita, Kansas, since 1984. He is currently a partner in the law firm of Wilson, Lee & Gurney. Mr. Lee has served on the Board of AmVestors since 1992 and American since 1989. He also serves on the Board of AmVestors Acquisition Subsidiary, Inc. Mr. Lee is the son of Dr. R. Rex Lee, a fellow member of the AmVestors' Board.
5

        John F.X. Mannion was appointed to the Board of AmVestors on April 8, 1996. He served as a Director of Financial Benefit Group, Inc. ("FBG") from 1983 to 1996. Mr. Mannion has served as Chairman of the Board and Chief Executive Officer of Unity Mutual Life Insurance Company since 1980. He first joined Unity in 1974 as its President. Since 1974 he has been a member of its Board of Directors. He is also on the Board of Directors of Germantown Life Insurance Company in Radonor, Pennsylvania; NYNEX Telecommunications and Onondaga Venture Capital Fund. Mr. Mannion is the immediate past Chairman of the Medical Information Bureau and the current Chairman of the Life Insurance Council of New York.
        Ralph W. Laster, Jr. has served as Chief Executive Officer of AmVestors since January 1988, and as Chairman of the Board of AmVestors since May 1988 and as a director since 1986. In addition to his duties as Chairman and Chief Executive Officer of AmVestors, Mr. Laster has also served as President and Chief Executive Officer of American since April 1991 and serves as Chairman of the Board of AISG; Chairman, President and Chief Executive Officer of AMVIG and Chairman and Chief Executive Officer of AmVestors Acquisition Subsidiary, Inc. He also serves as Chief Executive Officer and Director of Financial Benefit, AIMCOR, TIM and Rainbow. Mr. Laster has served the Company since its inception and has been affiliated with American since 1981.
        R. Rex Lee, M.D. was an incorporator of American and has served as a director of American since its incorporation in March, 1965. Dr. Lee has also served on the Board of AmVestors since its inception in 1986. In addition, Dr. Lee served as Senior Medical Director to American from May, 1965 to April, 1993. Dr. Lee also serves as a Director of AmVestors Acquisition Subsidiary, Inc. Dr. Lee is a self-employed physician and surgeon in Wichita, Kansas.
        James V. O'Donnell was appointed to the Board of AmVestors on March 24, 1994. Mr. O'Donnell also serves on the Boards of AMVIG and AmVestors Acquisition Subsidiary, Inc. He currently serves as President of Bush-O'Donnell and Company, Inc., a funds management and investment banking firm in St. Louis, Missouri. Prior to his work at Bush-O'Donnell, Mr. O'Donnell was employed at Goldman, Sachs & Company from 1974 to 1988 where he held the title of Vice President.
        Frank T. Crohn was appointed to the Board of AmVestors on April 8, 1996. Mr. Crohn is Chairman of the Board of Financial Benefit, AIMCOR, TIM and Rainbow. He previously served as FBG's Chairman of the Board, Chief Executive Officer and Director as well as Chairman of Financial Benefit, AIMCOR and TIM. A Chartered Life Underwriter, he was President and Chief Executive Officer of National Benefit Life Insurance Company, New York from 1962 until June, 1982. From 1982 until February, 1983, he was Deputy Chairman of National Benefit. Mr. Crohn also serves as a Director of Unity Mutual Life Insurance Company, Syracuse, New York and Franklin Managed Trust, San Mateo, California, Mr. Crohn has served as President of the Life Insurance Council of New York and the Florida Association of Domestic Insurance Companies.
        The favorable vote of a plurality of the Common Stock of the Company in attendance or represented by proxy and entitled to vote at the Annual Meeting is needed for the election of directors.
        The Board of Directors recommends a vote FOR the election of each of the nominees to the Board.
BOARD OF DIRECTORS
BOARD AND COMMITTEES OF THE BOARD
        The full Board met 6 times in 1996. All directors attended more than 75% of the total number of meetings of the Board and Committees to which they belong.
        The Company has standing audit, nominating, compensation, executive search and stock option committees.
        The Company's Audit Committee consists of Messrs. Brier, Robert R. Lee, II and Dr. McElroy. The committee met twice during the year. Its function is to recommend to the Board of Directors the independent public accounting firm that will conduct the annual audit of the Company's accounts, to review the nature and scope of the audit, to review the accounting practices and control systems of the Company, and to review the qualifications and performance of the proposed auditing firm. The selection of such firm is subject to ratification by the stockholders at each Annual Meeting.
        The Nominating Committee consists of Mr. Crohn, Ms. Andersen and Mr. Billings. The committee met once during the year to nominate directors for election. They will consider stockholder nominations submitted in writing.
        The Compensation Committee consists of Dr. R. Rex Lee, Messrs, Manning, O'Donnell, and Billings. Dr. Lee serves as chairman of the committee. The committee met three times to review and recommend to the Board of Directors the levels, amounts and types of compensation and remuneration paid to officers and directors of the Company. See Executive Compensation.
        The Executive search committee and stock option committee did not meet in 1996.

COMPENSATION OF DIRECTORS
Outside directors were compensated for their service on the Board of AmVestors Financial Corporation at the rate of $750 per month plus $1,500 for each meeting attended. For committee meetings held on days other than the regular Board Meeting days, each outside Board member in attendance is compensated $500 for such service. Directors who are employees of the Company are not compensated for service as members of the Board or any Committee of the Board. In addition, the Chairman of the Compensation Committee is paid $1,000 per month.
        On May 19, 1994 the stockholders approved the 1994 Stock Deferral Plan for Non-Employee Directors ("Director Deferral Plan"). Under the Director Deferral Plan, each non-employee director may elect to defer the receipt of fees for services to the
        Board and its Committees, which are then credited in stock units payable in an equal number of shares of AmVestors' Common Stock and held by the Company in an account for the benefit of such director. In the event of such an election, the Company will apply the amount of director fees specified by the director to determine the number of shares of the Company's Common Stock that are payable to such director based on a price equal to the average closing price of the Company's Common Stock for the quarter in which such election applies.
        On March 28, 1996, the Board adopted a plan whereby all outside directors are granted options to acquire 1,000 shares of AmVestors Common Stock annually at the meeting of the Board of Directors immediately following the Annual Stockholders Meeting. In addition, the Board adopted a plan establishing minimum stock ownership requirements for all directors. The ownership requirement for each director is set at $50,000, at the fair market value of AmVestors Common Stock of each previous year end.
        On March 26, 1992, the Company adopted the AmVestors Financial Corporation Directors Retirement Plan ("Plan"). The Plan provides a monthly retirement benefit to eligible retired directors in the amount of $750. In addition, the Company will continue to pay premiums for life insurance coverage for each eligible director for the amount of coverage provided while they were a director of the Company. Directors who attain age 60 and have completed five years of service for the Company are eligible to receive benefits under the Plan.
EXECUTIVE OFFICERS
        The following is a list of current executive officers of the Company. Officers serve at the pleasure of the Board of Directors.

 Name                                Age          Position(s) Held with the Company
____________________               _____        ______________________________________________
 Ralph W. Laster, Jr.                45           Mr. Laster has served as  a director of AmVestors since 1986; Chief
                                                  Executive Officer of AmVestors since January 1988 and as Chairman of the Board of AmVestors since May 1988.  Mr. Laster has also served as a director of American since 1984, President and Chief Executive
                                                  Officer of American since April, 1991; Chairman of the Board of AISG;
                                                  Chairman, President and Chief Executive Officer of AMVIG; Chairman
                                                  and Chief Executive Officer of AmVestors Acquisition Subsidiary, Inc.;
                                                  and Chief Executive Officer and a Director of Financial Benefit,
                                                  AIMCOR, TIM and Rainbow.
 Mark V. Heitz                       44           Mr. Heitz currently serves as President and General Counsel of
                                                  AmVestors; Chairman and General Counsel of American; President and
                                                  Chief Executive Officer of AISG; and President and General Counsel of
                                                  AmVestors Acquisition Subsidiary, Inc. He has served as a director of the Company since its inception in 1986 and as a director of American since 1986. Mr. Heitz has also served as a director of AISG since 1986, and he is a member of the Boards of AMVIG, AmVestors
                                                  Acquisition Subsidiary, Inc., Financial Benefit, AIMCOR, TIM and
                                                  Rainbow.
 Thomas M. Fogt                      51           Mr. Fogt currently serves as Executive Vice President, Corporate
                                                  Development of AmVestors and AmVestors. Mr. Fogt also serves as a
                                                  Director of Financial Benefit, and as a director of AIMCOR, TIM and
                                                  Rainbow. Mr. Fogt has been employed by the Company since July,
                                                  1994.
 7

 Timothy S. Reimer                   38           Mr. Reimer has served as Executive Vice President and Chief
                                                  Investment Officer of the Company since 1993. In addition, Mr. Reimer serves as Executive Vice President of AMVIG and Chief Investment
                                                  Officer of American, Financial Benefit, AMVIG and AmVestors
                                                  Acquisition Subsidiary, Inc. He is also a member of the Board of
                                                  AMVIG to which he was elected in 1988. Mr. Reimer has been employed by the Company since 1988.
 Lynn F. Hammes                      45           Mr. Hammes currently serves as Executive Vice President, Secretary and Treasurer of the Company, AISG, AMVIG and AmVestors
                                                  Acquistion Subsidiary, Inc. In addition, Mr. Hammes also serves as
                                                  Executive Vice President, Chief Financial Officer, Secretary and
                                                  Treasurer of American and Financial Benefit. He is also a member of the
                                                  Board of AMVIG to which he was elected in 1993. Mr. Hammes has been employed by the Company since 1987.
 Frank T. Crohn                      72           Mr. Crohn currently serves as Chairman of the Board of Financial
                                                  Benefit, AIMCOR, TIM and Rainbow. Mr. Crohn formerly held the titles of Chairman and Chief Executive Officer of FBG. He was
                                                  appointed to the Board of AmVestors on April 11, 1996 in connection with the Merger of FBG into AmVestors Acquisition Subsidiary, Inc.
 Donna J. Rubertone                  39           Ms. Rubertone currently serves as President, Chief Operating Officer and Director of Financial Benefit, AIMCOR, TIM and Rainbow. Ms.
                                                  Rubertone formerly held the titles of Executive Vice President, Chief
                                                  Operating Officer and Secretary of FBG. She became associated with
                                                  AmVestors on April 11, 1996, in connection with the Merger of FBG into AmVestors Acquisition Subsidiary, Inc.
 James R. Stanley                    49           Mr. Stanley has served as Executive Vice President of the Company since 1995. Prior to 1995, Mr. Stanley served as Senior Vice President of the Company and American. Mr. Stanley has been employed by the
                                                  Company since 1981.

        EXECUTIVE COMPENSATION
        In accordance with rules pertaining to executive compensation disclosure adopted by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information with regard to the compensation and benefits provided the Company's Chief Executive Officer and certain of the most highly compensated executive officers. The disclosure requirements include the use of various tables and graphs, and a report from the Compensation Committee explaining the rationale that led to the fundamental executive compensation decisions discussed herein.
        The following table sets forth summary compensation information for the last three fiscal years on Mr. Laster, the Company's Chief Executive Officer and Messrs. Heitz, Fogt, Reimer and Hammes, four of the executive officers, for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1996, 1995 and 1994:
SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS                ALL OTHER
              NAME AND                                  ANNUAL COMPENSATION <F1>       SECURITIES UNDERLYING          COMPEN-
         PRINCIPAL POSITION             YEAR          SALARY ($)      BONUS ($)<F2>      OPTION/SAR'S (#)          SATION ($) <F7>
___________________________           _______                  ___________            __________                _________________
  Mr. Ralph W. Laster, Jr.              1996           400,000           309,479           180,000 shrs <F3>          21,149
  Chairman and CEO of the               1995           400,000           210,000            15,000                    26,136
  Company                               1994           370,000           154,168                 -                    26,134
  Mr. Mark V. Heitz                     1996           300,000           197,306           157,000 shrs <F4>          21,149
  President and General                 1995           260,000           136,500            10,000                    26,136
  Counsel of the Company                1994           235,000            97,918                 -                    26,134
  Mr. Thomas M. Fogt                    1996           200,000            50,000            50,000 shrs               24,899
  Executive Vice President              1995           175,000            61,250                 -                    29,886
  Corporate Development                 1994            87,500<F8>        13,125            50,000                       -
        8

  Mr. Timothy S. Reimer                 1996           225,000            90,000            71,500 shrs <F5>           17,399
  Executive Vice President and          1995           175,000            82,032             5,000                     22,386
  Chief Investment Officer              1994           141,010            79,318                 -                     22,051
  of the Company
  Mr. Lynn F. Hammes                    1996           145,000            48,334            56,500 shrs <F6>          20,774
  Executive Vice President,             1995           142,500            44,532             5,000                    25,573
  Secretary and Treasurer               1994           142,500            26,719                 -                    25,688
  of the Company

    <F1> Excludes perquisites which did not exceed the lesser of $50,000 or
10% of
the combined salary and bonus of any executive officer for the year.
<F2> Bonus compensation reported is based, in part, on the attainment of specific financial objectives under the Incentive Compensation Plan and Bonus Compensation Agreements ("Bonus Plans") as described below in the Compensation Committee Report on Executive Compensation. Compensation paid under the Bonus Plans is based upon performance of the company in 1996 and is paid in 1997. Mr. Reimer's bonus compensation was paid in a single lump sum. The other executive officers will receive one half of the bonus under the Bonus Plans in a lump sum and the other half as a salary bonus, paid semi-monthly during 1997. If the executive officer separates from service, the unpaid portion of the salary bonus is forfeited.
<F3> Includes options covering 48,000 shares originally granted in 1991, where the expiration date was extended one year.
<F4> Includes options covering 48,000 shares originally granted in 1991, where the expiration date was extended one year.
<F5> Includes options covering 33,657 shares originally granted in 1991, where the expiration date was extended one year.
<F6> Includes options covering 24,000 shares originally granted in 1991, where the expiration date was extended one year.
<F7> Amounts reported in this column consist of contributions allocated by the
Company to each officer under the Company's tax qualified ESOP and the AmVestors Financial Corporation Money Purchase Pension Plan. These allocations are held in trust pending the officer's termination or retirement. All full-time employees with more than one year of service participate in these plans.
<F8> Mr. Fogt was employed on July 1, 1994.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
The following table contains information concerning the grant of stock options under the Company's 1989 Non-Qualified Stock Option Plan
("Non-Qualified Plan") and the Company's Incentive Stock Option Plan ("ISO Plan") to the five executive officers of the Company named above during 1996. The table provides the number of options granted, the exercise price, and the present dollar value of the options.

        OPTION GRANTS IN 1996
                          NUMBER OF
                          SECURITIES            % TOTAL
                          UNDERLYING        OPTIONS GRANTED        EXERCISE      MARKET PRICE                         GRANT DATE
                       OPTIONS GRANTED        TO EMPLOYEES    OR BASE PRICE         ON DATE          EXPIRATION  PRESENT VALUE
  NAME                      (#)<F1>         IN FISCAL YEAR<F2>        (S/SH)        OF GRANT <F3>          DATE            ($)<F4>
_________              _______________  ________________         ____________  ___________         _____________      ____________
  Mr. Laster                140,000               22.83            12.875                             3/28/06          856,800
                             20,000               22.83            4.8348             11.25            4/1/97          131,600
                             28,000               22.83              7.50             11.25           11/8/97          120,120

  Mr. Heitz                 109,000               19.1             12.875                             3/28/06          667,080
                             20,000               19.1              4.834             11.25            4/1/97          131,600
                             28,000               19.1               7.50             11.25           11/8/97          120,120

  Mr. Fogt                   50,000                3.9             12.875                             3/28/06    306,000
  Mr. Reimer                 70,500               12.65            12.875                             3/28/06          431,460
                              9,657               12.65            5.3125             11.25           2/28/97           59,101
                              4,000               12.65            4.8438             11.25            4/1/97           26,320
                             20,000               12.65              7.50             11.25           11/8/97           85,800
  Mr. Hammes                 32,500                6.86            12.875                             3/28/06          198,900
                              8,000                6.86            4.8348             11.25            4/1/97           52,640
                             16,000                6.86              7.50             11.25           11/8/97           68,640
        9

    <F1> All options granted were for Common Stock of the Company. Except for options where the expiration date was extended, all options granted under
Non-Qualified Plan are exercisable 12 months following the date of grant and have a term of 10 years, unless terminated earlier by reason of the executive officer's termination of employment as described herein. All options granted under the ISO Plan have a term of 10 years, unless terminated earlier by reason of the executive officer's termination of employment as described herein. Options granted to each executive officer under the ISO Plan vest on
December 31, of each fiscal year as follows:
           Date           Mr. Laster          Mr. Heitz             Mr. Fogt            Mr. Hammes            Mr. Reimer
        _________         __________          _________            __________          ___________            __________
      12/31/96             108,936               77,936              18,936               7,766                 39,436
      12/31/97               7,766                7,766               7,766               7,766                  7,766
      12/31/98               7,766                7,766               7,766               7,766                  7,766
      12/31/99               7,766                7,766               7,766               7,766                  7,766
      12/31/00               7,766                7,766               7,766               1,436                  7,766
All options under the Non-Qualified Plan and the ISO terminate upon the earlier of (i) the date of termination of the executive
officer's employment if such termination occurs within 12 months of the date of the option grant; (ii) three months following the date of termination of the executive officer if such termination occurs more than 12 months following the option grant; or (iii) 12 months following the date of the executive officer's termination if such termination is by reason of death or disability.
<F2> Percentage includes the total number of options where the expiration date was extended in 1996.
<F3> In 1996, the Company extended the expiration date one year on options granted to executive officers in 1991. These options are listed in the table as new grants at less than market value. All other option grants were at the closing market price of the Common Stock on the date of grant.
<F4> The values shown were calculated using a binomial option pricing model and are presented solely for purposes of comparative disclosure in accordance with certain regulations of the SEC. The binomial model is a mathematical formula widely used to value traded stock options, which calculates present value based on assumptions about future interest rates, stock price volatility and dividend yield. There is no assurance that the value realized by an executive officer, if any, will be at or near the value estimated by the model. In calculating the grant date present values set forth in the table, the Company used the following assumptions: (a) weighted average expected volatility of 29.35%; (b) weighted average risk free rate of return of 5.14%; (c) payment of dividends equal to $.075 per year; and (d) exercise at the expiration date. No adjustments have been made for non-transferability or risk of forfeiture.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996,
                       AND 1996 YEAR END OPTION/SAR VALUE

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                                         OPTIONS/SARS AT 1996            IN-THE-MONEY OPTIONS/SARS
                                                            YEAR END (#)                 AT 1996 YEAR END ($) <F1>
                                                      __________________________         _________________________

              SHARES ACQUIRED    VALUE
    NAME       ON EXERCISE (#) REALIZED ($)      EXERCISABLE    UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
_________          ________________________            ____________________________    _________________________
  Mr. Laster            -        -                 293,588            31,064          $   1,235,354  $   58,245
  Mr. Heitz             -        -                 246,176            31,064              1,126,713      58,245
  Mr. Fogt              -        -                  68,936            31,064              1,285,505      58,245
  Mr. Reimer            -        -                 102,593            31,064                470,768      58,245
  Mr. Hammes            -        -                  76,766            24,734                401,296      46,376
    <F1>  Value of unexercised In-The-Money Options is calculated by subtracting the exercise price from the market value of the underlying stock at 1996 year end and multiplying the result times the number of shares subject to exercise. Year end market value of Common Stock was $14.75.

EMPLOYMENT CONTRACTS AND TERMINATION
OF EMPLOYMENT ARRANGEMENTS
        Pursuant to an employment agreement by and between AmVestors, American, AMVIG and AISG ("Companies") and Mr. Laster, the Companies have agreed to provide Mr. Laster a base salary, health benefits, insurance benefits and other perquisites through May 31, 1997. Mr. Laster's salary is reviewed annually based upon certain subjective and objective performance factors discussed in the Compensation Committee Report on Executive Compensation. The agreement also provides that if Mr. Laster is discharged without cause prior to the end of the contract term, he is entitled to receive contract compensation throughout the remaining term of the contract. 10

        Pursuant to an employment agreement by and between AmVestors,
American and Mr. Heitz, AmVestors and American have agreed to provide Mr. Heitz a base salary, health benefits, insurance benefits and other perquisites through December 31, 1998. Mr. Heitz's salary is reviewed annually based upon certain subjective and objective performance factors. The agreement also provides that AmVestors and American will pay Mr. Heitz severance pay, if he is discharged without cause, in an amount equal to the salary and other compensation and benefits due for the remainder of the calendar year in which such termination of employment occurs. Mr. Heitz is also entitled to receive a continuation of his monthly base salary for a period not to exceed the difference between 12 months and the number of months after such termination in which salary and benefits were payable in the calendar year in which such discharge occurred.
        Pursuant to an Employment Agreement dated April 8, 1996, Mr. Crohn has agreed to serve, for a period of two years, as Chairman of the Board of Financial Benefit, AIMCOR and TIM. Mr. Crohn is required to devote no more than 500 hours per calendar year to his duties and is entitled to (i) a salary of $200,000 per year; (ii) at the inception of the Employment Agreement, 75,000 non-qualified options to purchase AmVestors Common Stock under the AmVestors Non-Qualified Stock Option Plan at an exercise price equal to the market price of the AmVestors Common Stock on the date of issue;
(iii) participate in all fringe benefit, stock option and retirement plans available to employees of Financial Benefit generally; (iv) reimbursement of business expenses; and (v) continued salary payments for up to six months after any disability (as defined therein) of Mr. Crohn. Mr. Crohn's employment may be terminated prior to its expiration only for cause, which includes conviction of certain crimes, gross negligence or willful misconduct in the performance of his duties or a material breach of his Employment Agreement which is unremedied for more than 30 days. Mr. Crohn has also agreed that during his employment and for a period of one year thereafter, he will not compete directly or indirectly with AmVestors or attempt to entice away or employ any employee of AmVestors or its subsidiaries.
        Pursuant to an Employment Agreement dated April 8, 1996 Ms. Rubertone has agreed to serve for a period of three years as President of Financial Benefit, AIMCOR and TIM. Pursuant to her Employment Agreement, Ms. Rubertone is required to devote her full working time to the business of such subsidiaries and is entitled to, among other things (i) a salary of $175,000 per year, (ii) participate in the Incentive Compensation Plan and Bonus Compensation Agreements as the Board of Directors of AmVestors shall, in its discretion, determine; (iii) at the inception of the Employment Agreement, 50,000 non-qualified options to purchase AmVestors Common Stock under the AmVestors Non-Qualified Stock Option Plan at an exercise price equal to the market price of the Common Stock on the date of issue; (iv) participate in all fringe benefit, stock option and retirement plans available to employees of Financial Benefit generally; (v) reimbursement of business expenses; and
(vi) continued salary payments for up to six months after any disability (as defined therein) of Ms. Rubertone. Ms. Rubertone's employment may be terminated prior to its expiration either (i) for cause, which includes conviction of certain crimes, gross negligence or willful misconduct in the performance of her duties or a material breach of her Employment Agreement which is unremedied for more than 30 days; or (ii) without cause upon payment of a severance amount equal to a full year's salary plus a sum equal to any bonus payments received by Ms.Rubertone in the previous twelve months. Ms. Rubertone has also agreed that during her employment she will not compete directly or indirectly with AmVestors and that she will at no time disclose any confidential information regarding AmVestors or its subsidiaries.
        On January 1, 1997 Messrs. Fogt, Reimer and Hammes entered into one year employment agreements ("Agreements") with the company. The agreements automatically renew for successive one year terms unless the executive officer is terminated for cause, or voluntarily separates from service. If any of the executive officers are terminated by the company other than for cause the agreements provide that the executive officer shall be entitled to receive his current salary for a period of 12 months.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
        Recommendations on executive compensation are made to the Board by the four-member Compensation Committee of the Board ("Committee"). The Committee is composed of Dr. Lee, Messrs. O'Donnell, Billings and Manning. Each member of the Committee is a non-employee director of the Company.
        Set forth below is a report submitted by the Committee addressing the Company's compensation policies and philosophies for 1996 as they affected
Mr. Laster and the other executive officers.
        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
        The Compensation Committee Report on executive compensation below shall not be deemed to be filed under or incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.
        In 1995, the Committee contracted William M. Mercer, Inc. ("Mercer"), an independent compensation consultant to perform a comprehensive review of the Company's compensation practices. Mercer conducted a full assessment of the design and effectiveness of the Company's compensation strategies and compared the executive compensation and corporate performance to comparable corporations that define its competitive marketplace for executive talent. Mercer reported its findings directly to the Committee without the prior review of the executive officers. The Committee considered Mercer's report in its compensation decisions for 1996.
        11
EXECUTIVE COMPENSATION POLICIES
        Compensation decisions are made by the whole Board based upon the review and recommendations of the Committee. It is anticipated that criteria similar to that discussed herein, in addition to the criteria set forth in the Incentive Plans and the Bonus Arrangement described above, will be employed for compensation decisions in 1997.
        The focus of the executive compensation program is to attract, motivate and retain quality executives by providing a well rounded compensation plan based on both Company and individual performance. In addition to salary and bonus awards, the Committee may utilize both annual and long-term stock incentive plans which are intended to reward executive officers and other key employees upon achieving specific goals. The board believes that the adoption of incentive compensation plans which tie incentive and bonus compensation to specific corporate performance objectives operate to motivate its executive officers to achieve the maximum corporate performance and overall profitability. In addition, the Board believes that performance based compensation which places a meaningful portion of the executive's compensation at risk with the other shareholders should be an integral part of the total compensation package.
        Section 162(m) of the Internal Revenue Code, enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid to certain executive officers by a publicly-held company. Compensation that qualifies as performance-based compensation for purposes of section 162(m) is not subject to the $1 million deduction limitation. Section 162(m) did not affect the deductibility of compensation payments in 1996; however, the Committee will consider Section 162(m) in its compensation decisions on an ongoing basis.
EXECUTIVE OFFICER COMPENSATION AND PERFORMANCE
        Compensation paid to the executive officers consists of base salary, bonus, non-qualified stock option awards, incentive stock optionawards and contributions to the Company's Employee Stock Ownership Plan and Money Purchase Pension Plan. A portion of the bonus compensation paid to executive officers is based on the attainment of specific financial objectives in 1996 under the Incentive Plans described below. One half of the bonus compensation derived from the Incentive Plans is paid in a lump sum and the other half is paid as a salary bonus during 1997. If the executive officer separates from service, the unpaid portion of the salary bonus is forfeited. A portion of the bonus paid to Messrs. Laster and Heitz was derived from the performance of the company stock under the Incentive Arrangement as described below.
BASE SALARY AND ANNUAL BONUS
        The salary and bonus of the Company's executive officers is reviewed and approved annually by the Board. The Board's decisions concerning base salary and bonus levels are based upon recommendations from the Committee, which reviews corporate and individual performance in making its recommendations to the Board. The Chief Executive Officer's recommendation for remuneration for executive officers for 1996 was concurred with by the Committee and approved by the Board. To assist the Committee in its compensati on decisions for executive officers, the Chief Executive Officer reviews the performance of each executive officer and recommends to the Committee proposed remuneration for each respective officer. The Committee considers both objective and subjective criteria in its evaluation of each executive officer, including the Chief Executive Officer.
In 1994, the Board adopted an Incentive Compensation Plan and Bonus Compensation Agreements ("Plans") to provide certain executive officers and key employees with the opportunity to earn incentive compensation based upon the financial performance of the Company. Under the Plans executive officers are generally entitled to additional bonus compensation based upon one or more of the following: (i) AmVestors' net operating income; (ii) American's new premium; (iii) AmVestors' capital raising; (iv) Financial Benefit's net operating income; (v) AmVestors' Investment yield; (vi) Successful merger of Financial Benefit's operations; (vii) Introduction of new products for American and Financial Benefit; (viii) American's statutory return on capital; (ix) Timely financial reporting; (x) Consolidated premiums; (xi) AmVestors asset growth; (xii) Expense reduction at merged companies; and
(xiii) Premiums for Financial Benefit.
        The Plans award points to executive officers and key employees when the specified objectives are attained. Executive Officers are awarded more points for categories in which their position affords them the greatest opportunity to affect performance in that category. Incentive compensation is calculated by multiplying the percentage of base salary specified for each officer times the ratio of performance objective points earned divided by total performance objective points possible. The objectives, the number of performance objective points possible and the bonus percentage of base salary specified for each executive officer is set by the whole Board based upon the recommendations of the Compensation Committee and is intended to reflect each officer's potential to influence the profitability of the Company's operations. For 1996 compensation, the maximum incentive bonus potential for executive officers under the Plans ranged from 35% to 75% of base salary.
        In addition, in 1995 the Compensation Committee adopted the Special Incentive Bonus Arrangement ("Incentive Arrangement") to provide Mr. Laster and Mr. Heitz with the opportunity to earn additional incentive compensation based upon the Company's Common Stock performance. The Board further intends that the Incentive Arrangement will induce the executive officers to remain in the service of the Company and continue their valuable and substantial efforts on its behalf.
        12
        The cash bonus to be paid under the Incentive Arrangement is equal to the difference between the average per share Common Stock price at the close of trading for the last ten trading days of 1995, and the average of the per share price at the close of trading for the last ten trading days of 1996.
The per share price difference is then multiplied by 75,000 for Mr. Laster and 45,000 for Mr. Heitz. It is the intent of the Incentive Arrangement to pay a cash bonus which approximates the growth performance of 75,000 shares and 45,000 of the Company Common Stock for the 1996 calendar year.
        The Committee also considers subjective factors in its review of each executive officer. Such factors include business planning skills, leadership abilities, creativity, experience, assumption of additional duties in connection with promotions or changes, and individual performance in any special projects or situations.
STOCK INCENTIVE PLANS AND STOCK OWNERSHIP
        The Committee recognizes that stock ownership and stock-based performance arrangements are beneficial and operate to increase executive officers' incentive to enhance stockholder value. The Company currently has four separate stock incentive plans: (1) 1989 Non-Qualified Stock Option
Plan, (2) 1996 Incentive StockOption Plan, (3) 1989 Stock Appreciation Rights Plan, and (4) 1989 Restricted Stock Plan ("Stock Incentive Plans"). The purpose of the Stock Incentive Plans is to provide executive officers with a meaningful equity interest in the Company. These plans are intended to retain key executives and align their financial interests with those of stockholders.
        In 1996, the Committee granted stock options to the executive officers in amounts set forth on page 9 in the table on Option Grants in 1996. Stock options may be granted from time to time by the Committee to executive officers or other employees with such frequency and, subject to certain terms and limitations set forth in the Non-Qualified Plan and ISO and as approved by the whole Board. Stock options are granted for terms not exceeding 10 years, with an exercise price equal to the closing price of the Common Stock on the date of the grant. Although the Company also has a Stock Appreciation Rights Plan and a Restricted Stock Plan, the Committee did not recommend awards under these Plans as part of the total 1996 compensation package.
        In 1996, the Board established stock ownership guidelines for executive officers. Under the guidelines, the CEO is required to own stock equal to three time base salary; the president is required to own stock equal to two times base salary; and executive vice presidents are required to own stock equal to their base salary. ESOP shares count toward meeting the requirement; however, stock options do not count toward the executive officer's ownership requirements. To the extent that the executive officer has not met the ownership requirements, the portion of the executive officer's bonus to be paid as a salary bonus will be paid in AmVestors Common Stock until the ownership requirement is satisfied.
CEO COMPENSATION
        The Chief Executive Officer's primary responsibilities are to direct and oversee the day-to-day operations of the Company and its wholly-owned subsidiaries, including, but not limited to, the investment of the Company's assets.
        In 1996, Mr. Laster's base salary was $400,000 per annum. His base salary is established pursuant to his employment contract and is subject to increase annually at the sole discretion of the Board. Mr. Laster's base salary may not be diminished prior to May 31, 1997. Mr. Laster's 1996 base salary was not increased over his 1995 base salary.
        In determining the base salary paid to Mr. Laster, the Committee considers a number of variables including financial performance, individual performance, special assignments or tasks and achievement of particular goals. In recommending base salary, the Committee exercises broad discretion and considers all of the above criteria. No single criteria is assigned specific weight in the determination.
        Bonus Compensation in 1996 was derived solely from the Bonus
Agreement and the Incentive Arrangement described above. Under the Bonus Agreement, Mr. Laster had the opportunity to earn a bonus equal to 75% of his 1996 base salary if the Company achieved all performance objectives established by the Board. Mr. Laster's bonus under the Bonus Agreement was calculated by multiplying his 1996 base salary times the ratio of performance objective points earned divided by total performance objective points possible
 . Mr. Laster's bonus for 1996 under the Bonus Agreement was $66,667. The remainder of Mr. Laster's bonus was earned under the Incentive Arrangement based on the performance of the Company's stock from December 31, 1995 to December 31, 1996 as described above. The difference in the average closing price on December 31, 1995 and the average closing price for the last ten trading days of 1996 was $3.238 per share. The difference was multiplied times 75,000 to yield a bonus under the Arrangement equal to $242,813.
        Mr. Laster's bonus earned under the Bonus Agreement and the Incentive Arrangement was $309,479. $33,333.00 of this amount will be paid in restricted stock to satisfy the stock ownership requirements as described above. Mr. Laster received other compensation in the form of contributions under the Company's ESOP, Money Purchase Pension Plan and other perquisites.

        Mr. Laster's 1996 compensation reflects the Committee's assessment of his personal performance and leadership, as well as his relative value to the Company, and ability to impact the Company's performance.
        R. Rex Lee, M.D., Chairman
        Jack R. Manning
        Robert G. Billings
        James V. O'Donnell

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934
        The Company's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on a review of the copies of the reports furnished to the Company and written representations from directors, the Company believes that during 1996 all filing requirements applicable to directors and executive officers have been complied with.
PERFORMANCE GRAPH
        The following graph compares the Company's cumulative total stockholder return (assuming reinvestment of dividends) with the S&P 500 Index and the S&P Life Insurance Index.
        The Stock Performance Graph shall not be deemed to be filed under, or incorporated by reference into, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMVESTORS, S&P 500 INDEX, AND THE S&P LIFE INSURANCE INDEX
AMVESTORS FINANCIAL CORPORATION



                                      1991   1992    1993   1994    1995  1996
AmVestors Financial Corporation ....  $100   159      160    138    172    218
S&P 500 Index ..................       100   108      118    120    165    203
S&P 500 Life Insurance Index......     100   134      136    113    161    197
Assumes $100 invested on December 31, 1991, in AmVestors Financial
Corporation Common Stock, the S&P 500 Index and the S&P Life Insurance Index.

PROPOSAL C
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
        The Board of Directors of the Company has selected Deloitte & Touche LLP as its independent public accountants for the fiscal year 1997. At the meeting, the stockholders will be asked to ratify the Board of Director's selection of Deloitte & Touche, LLP as the independent public accountants for the fiscal year 1997. During the fiscal year 1996, Deloitte & Touche , LLP provided the professional services related to the examination of the financial statement of the Company and related entities, including annual reports to stockholders and the Securities and Exchange Commission and have certified the same and provided advice with regard to preparation of federal income tax returns and other tax and accounting matters. The Audit Committee of the Board of Directors approved such services taking into consideration the possible effects which the rendering of such services would have on the independence of the accountants. It is expected that representatives of Deloitte & Touche, LLP will be present at the stockholders' meeting to make a statement or to answer questions.
        The favorable vote of a majority of the Common Stock of the Company in attendance or represented by proxy and entitled to vote at the Annual Meeting is needed to ratify the Board of Director's selection of independent public accountants.
        The Board of Directors recommends a vote FOR ratification of the independent public accountants.

        DISCRETIONARY AUTHORITY
        While the Notice of Annual Meeting calls for the transaction of any other business as may properly come before the meeting, the Board of Directors has no present intention of presenting any matters for action by the stockholders at the meeting, other than as set forth herein. The enclosed proxy gives discretionary authority to vote all shares subject to such proxy in the event that any additional matters should be presented by a stockholder.
         AMVESTORS FINANCIAL CORPORATION WILL UNDERTAKE TO PROVIDE TO EACH PERSON SOLICITED (INCLUDING BENEFICIAL OWNERS), UPON REQUEST, ADDITIONAL COPIES OF THE FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS. AMVESTORS RESERVES THE RIGHT TO EXACT A FEE NOT IN EXCESS OF REASONABLE EXPENSES FOR SO DOING.

                                 By Order of the Board of Directors

                                  LYNN F. HAMMES, Secretary
Dated: March 31, 1997
Topeka, Kansas

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